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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-75487, 333-91589 and 333-94327 of MetroCorp Bancshares, Inc. on Form S-8 and Registration Statement No. 333-33730 of MetroCorp Bancshares, Inc. on Form S-3 of our report dated March 13, 2001, appearing in this Annual Report on Form 10-K of MetroCorp Bancshares, Inc. for the year ended December 31, 2000.




/s/  DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Houston, Texas
March 15, 2001